Exhibit 10.5 OTIS WORLDWIDE CORPORATION BOARD OF DIRECTORS 2020 ANNUAL COMPENSATION DISTRIBUTION ELECTION FORM Upon election, non-employee members of the Board of Directors receive annual compensation comprised of an Annual Cash Retainer and an Annual Award of Deferred Stock Units (“DSUs”). The compensation arrangements for non-employee Directors are as follows: Total Award Annual Cash Annual DSU ($) Retainer ($) Award ($) Base Compensation 310,000 124,000 186,000 Directors elected after September 30, but before the next Annual Meeting, receive half of the Base Compensation. Non-employee Directors serving in leadership roles on the Board and/or its committees additionally receive the following awards: Total Additional Additional Annual Additional Annual DSUs Award ($) Cash Retainer ($) ($) Lead Director 35,000 14,000 21,000 Audit Chair 25,000 10,000 15,000 Audit Members 15,000 6,000 9,000 Compensation Chair 20,000 8,000 12,000 Nominations and Governance Chair 20,000 8,000 12,000 Directors serving in multiple leadership roles will receive the additional awards applicable to each role. If you make no election, you will receive a combination of cash and DSUs as described above. If you would like to receive DSUs instead of the cash that would otherwise be paid to you for the 2020-21 board cycle (i.e., the period from the spin-off to the first annual meeting) please check below:  100% Deferred Stock Units Upon retirement or termination from the Board, I elect to receive distribution of my 2020-2021 DSUs in (please check one):  15 annual installments  10 annual installments  A full and immediate distribution of all shares The number of DSUs will be determined by dividing your Annual DSU Award (including your Annual Retainer Award if you so elect above) by the closing price of Otis common stock on the grant date. Fractional DSUs will be credited to your account. All whole or partial DSUs will be eligible for dividend equivalents equal to Otis’ declared dividend and will be credited to your account as additional DSUs on the date the dividend is paid. Upon retirement or termination from the Board, DSUs held in your account will be converted into shares of Otis common stock and distributed to you, unless you elected 10 or 15 annual installments, in which case DSUs will be converted to shares of stock in accordance with the installment schedule. During the installment period, the value of your account will not be taxable until each installment distribution is received. In the event of your death before distribution, the full value of your account will be distributed to your estate unless a Beneficiary Designation form is on file. DSUs will be governed by the terms and conditions of the Otis Worldwide Corporation Board of Directors Deferred Stock Unit Plan. ________________________________ _______________________________ _______________ Signature Print Name Date Please return by March 13, 2020 to: Chris Monteith at ***